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                                                                    Exhibit 21.1


                             List of Subsidiaries
                             --------------------
        NAME                                       Jurisdiction of Incorporation
__________________________                         _____________________________
CrossWorlds Software GmbH                          Germany
CrossWorlds Software France S.A.R.L.               France
CrossWorlds Software Australia Pty. Limited        Australia
CrossWorlds Software Limited                       United Kingdom
CrossWorlds Software (Ireland) Limited             Ireland